UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2005

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 309 GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		0000000
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (310) 410-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2005, the Board of Directors (the "Board") of Herbalife Ltd. (the "Company"), upon the recommendation of the Compensation Committee of the Board, approved and adopted the Herbalife Ltd. Independent Directors Deferred Compensation and Stock Unit Plan (the "Plan"). The Plan provides for the annual grant of restricted stock units under the Company's 2005 Stock Incentive Plan to the members of the Board who have been determined by the Board to be independent (the "Independent Directors"). The Plan further provides for the deferred distribution of amounts earned under the Plan by the Independent Directors.

The Plan provides that on January 15, 2006, each Independent Director who is currently serving as a member of the Board will receive an award of restricted stock units under the Company’s 2005 Stock Incentive Plan equal to $100,000 in value, based on the fair market value of the Company’s common shares on January 15, 2006. In addition, unless the Compensation Committee determines otherwise, on January 15 of each subsequent calendar year, beginning with January 15, 2007, the Company will grant to each Independent Director who has served on the Board continuously since January 15 of the immediately preceding calendar year an award of restricted stock units under the Company’s 2005 Stock Incentive Plan equal to $100,000 in value, based on the fair market value of the Company’s common shares on the applicable grant date. Independent Directors who have not served on the Board for at least one year will receive a pro-rated number of restricted stock units. The Plan provides that each award of restricted stock units will be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan and will vest in four equal quarterly installments over the 12 months following the date of grant.

Pursuant to the Plan, the restricted stock units granted to each Independent Director will be credited on the grant date to a bookkeeping account established under the Plan for each participant. The Plan provides that three years after the grant date of an award of restricted stock units under the Plan, the recipient of the award may elect to have the value of the award at that time hypothetically invested in one or more deemed investment alternatives provided under the Plan or to continue to have the value of that portion of the participant’s deferral account invested in the Company’s common shares.

The value of each Independent Directors deferral account under the Plan that relates to a specific award of restricted stock units will be distributed pursuant to the Independent Director’s election made prior to the time each such award is granted. Independent Directors may elect lump sum or installment distributions and may elect a payout upon termination from Board service or at any time while the participant remains a member of the Board; provided that no distributions may be made with respect to an award prior to the third anniversary of the award's grant date except upon the termination of the Independent Director’s service as a member of the Board. That portion of an Independent Director’s deferral account that, at the time of distribution, is invested in the Company’s common shares will be distributed to the Independent Director (or his or her beneficiary) in the form of common shares. That portion of an Independent Director's deferral account that, at the time of distribution, is deemed invested in any other investment alternative will be distributed in cash.

As of December 30, 2005, the Company’s Independent Directors were Leroy Barnes, Richard Bermingham, Peter Maslen, and Charles Orr, each of whom is currently eligible to participate in the Plan and will be entitled to receive an award of restricted stock units as described above on January 15, 2006.

The above is a brief description of the Plan and is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan and the form of Stock Unit Agreement that will evidence awards of restricted stock units pursuant to the Plan. The Plan and the form of Stock Unit Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 The Herbalife Ltd. Independent Directors Deferred Compensation and Stock Unit Plan
10.2 Form of Herbalife Ltd. Independent Directors Stock Unit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

January 6, 2006	By:	/s/ Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Herbalife Ltd. Independent Directors Deferred Compensation and Stock Unit Plan
10.2	Form of Herbalife Ltd. Independent Director Stock Unit Agreement